Independent Auditors' Consent



To the Shareholders and Directors of the Smith Barney Money Funds, Inc.:

We consent to the use of our report dated February 2, 1996 with respect to the Portfolios of the Smith Barney Money Funds, Inc. listed below incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

Portfolio

Cash Portfolio

Government Portfolio

Retirement Portfolio






	KPMG PEAT MARWICK LLP


New York, New York
February 14, 1996